                                                                EXHIBIT 99.1

                                                         Dow Jones & Company
                                                          4300 North Route 1
                                                   South Brunswick, NJ 08852



                                              Investor Contact: Mark Donohue
                                                              (609) 520-5660
                                                             Richard Zannino
                                                              (609) 520-4121
                                             Media Contact: Steven Goldstein
                                                              (609) 520-4110
                                                              (888) 294-7227







                       DOW JONES & COMPANY ANNOUNCES
                          THIRD QUARTER EARNINGS;
                  Provides Fourth Quarter Earnings Guidance


SOUTH BRUNSWICK, N.J. (October 11, 2001)-- Dow Jones & Company announced today that it earned $17.4 million, or 20 cents per diluted share, before special items, during the quarter ended September 30, 2001, compared to 55 cents per diluted share last year.

     The Company reported net income for the quarter of $16.7 million, or 19 cents per diluted share, after recording special items for investment write-downs, a gain from the reversal of a portion of a reserve for a contract guarantee, temporary relocation and the costs of a charitable contribution related to the September 11th attacks, and a gain on the early extinguishment of debt of an investee. This compares to a loss of 39 cents per diluted share in the third quarter of 2000, resulting from the write-down of the carrying value of Bridge Information Systems preferred stock.

     Revenue fell 20.5% in the quarter to $397.6 million. Operating income, excluding special items, was $30.4 million, or 7.6% of revenue, compared to $83.3 million, or 16.6% of revenue, in the third quarter of 2000.

     Peter R. Kann, chairman and CEO of Dow Jones & Company, said: "We are quite proud of our achievements - journalistic, operational and financial - during a very difficult quarter. We have come through this period with a great deal of confidence in Dow Jones' ability to thrive in an improving economy: the quality, integrity and market-leading position of our brands and products are stronger than ever; our expenses are rationalized; and our initiatives for the future, led by capacity expansion at The Wall Street Journal, remain on schedule."
     Dow Jones also announced that, should current business conditions continue, it expects linage at The Wall Street Journal to be down in the range of 35% to 45% in the fourth quarter, and further expects earnings before special items in the quarter to be in the range of 25-35 cents per diluted share.

     Results in Dow Jones' print publishing segment were negatively affected by the domestic and international advertising environment, exacerbated by the events of September 11. Revenue in the segment was $229.3 million, down 30% from the year-earlier period. Advertising linage at The Wall Street Journal in the quarter fell 41.2% on a per-issue basis (and fell 46.8% in the month of September). The print publishing segment had a slight operating loss, before special items, reflecting a profit at The Wall Street Journal, offset by losses at its international editions.

     Revenues in Dow Jones' electronic publishing segment decreased 4.9% in the third quarter to $78.2 million, primarily as a result of advertising declines from last year's strong levels at The Wall Street Journal Online. Paid subscribers to WSJ.com, the largest paid subscription site on the web, continued to grow, reaching 609,000 as of September 30. Operating income, before special items, in the electronic publishing segment was $13.1 million in the third quarter, up 18% from a year earlier, due primarily to improved profitability at Newswires and narrower losses at WSJ.com.

     Revenues at Dow Jones' Ottaway community newspapers segment were down less than one percent to $90 million, as advertising linage declined 1.7%. Operating income in the segment was $24.6 million, or 27.3% of revenues, for the quarter, up 1.5% from a year earlier.

     During the third quarter the Company repurchased 750,000 shares of its common stock at an aggregate price of $42.4 million, bringing its total repurchases for the year to 2.3 million shares at a total cost of $129.7 million.

     The Company's earnings conference call will be available at http://dj.com at 10:00 a.m. Eastern time today.

     Dow Jones & Company (NYSE: DJ; dj.com) publishes The Wall Street Journal and its international and online editions, Barron's and SmartMoney magazines and other periodicals, Dow Jones Newswires, Dow Jones Indexes, and the Ottaway group of community newspapers. Dow Jones is co-owner with Reuters Group of Factiva and with NBC of the CNBC television operations in Asia and Europe. Dow Jones also provides news content to CNBC and radio stations in the U.S.

Information Relating To Forward-Looking Statements:
This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated, including, world political conditions and business, economic and stock market conditions that impact the volume of advertising, in particular IPO, dot-com, technology and financial advertising, in the company's products and services; and such other risk factors as may have been or may be included from time to time in the company's reports filed with the Securities and Exchange Commission.

                                        Page 4
                                   Dow Jones & Company
                                    Earnings Summary

                                          Quarters Ended         Nine Months Ended
(in thousands, except                       September 30              September 30
 per share amounts)                     2001        2000          2001        2000
                                        ----        ----          ----        ----

Reported results:

   Revenues                         $397,560    $500,290    $1,341,554  $1,644,199

   Operating income                   28,667      83,267       100,082     376,681

   Net income (loss)                  16,668     (33,896)       66,091     155,337

   Effective tax rate (a)               40.6%        -            36.6%       49.4%

   Diluted EPS                          $.19       $(.39)         $.76       $1.74


Excluding special items:
 (1) to (10)

   Operating income                 $ 30,387    $ 83,267    $  133,854  $  376,681

   Net income                         17,369      48,399        77,571     221,280

   Effective tax rate (a)               40.0%       39.5%         40.0%       39.5%

   Diluted EPS        	                $.20        $.55 (b)      $.90       $2.48

   EPS percentage change               (63.6)%      10.0%        (63.7)%      56.0%


(a)  The effective tax rate is net of minority interests.

(b)  Diluted shares on a profit basis were 88,354,000.

See notes to financial information on page 9.

                                        Page 5
                                 Dow Jones & Company
                 Condensed Consolidated Statements of Income (Loss)

                                          Quarters Ended         Nine Months Ended
(in thousands, except                       September 30              September 30
 per share amounts)                     2001        2000         2001         2000
                                        ----        ----         ----         ----
Revenues:
Advertising                         $220,450    $319,307   $  797,542   $1,096,920
Information services                  72,270      71,257      218,048      207,335
Circulation and other                104,840     109,726      325,964      339,944
                                    --------    --------   ----------   ----------
Total revenues                       397,560     500,290    1,341,554    1,644,199

Expenses:
News, operations and development     127,337     137,306      399,085      404,340
Selling, administrative and general  136,020     159,817      463,035      501,872
Newsprint                             32,234      44,828      119,442      133,593
Print delivery costs                  45,600      47,135      144,942      145,185
Depreciation and amortization         25,982      27,937       81,196       82,528
Restructuring and other
 special charges                       1,720                   33,772
                                    --------    --------   ----------   ----------
Operating expenses                   368,893     417,023    1,241,472    1,267,518

Operating income                      28,667      83,267      100,082      376,681

Other income (deductions):
Investment income                        233         844        1,286        6,146
Interest expense                         (60)                    (199)        (904)
Equity in losses of
 associated companies                 (1,983)     (4,653)     (12,040)     (14,168)
Gain on disposition of businesses
 and investments                                                            20,192
Write-down of investments             (8,827)    (82,295)      (8,827)     (82,295)
Contract guarantee, net                8,435                   18,720
Other, net                            (1,088)       (544)        (255)        (940)
                                    --------    --------   ----------   ----------
Income (loss) before income taxes
 and minority interests               25,377      (3,381)      98,767      304,712
Income taxes                          11,376      31,601       38,091      151,470
                                    --------    --------   ----------   ----------
Income (loss) before minority
 interests                            14,001     (34,982)      60,676      153,242
Minority interests                     2,667       1,086        5,415        2,095
                                    --------    --------   ----------   ----------
Net income (loss)                   $ 16,668    $(33,896)  $   66,091   $  155,337

Net income (loss) per share:
  - Basic             	                $.20       $(.39)        $.77        $1.76
  - Diluted                              .19        (.39)         .76         1.74
Weighted-average shares outstanding:
  - Basic                             85,213      87,476       86,044       88,099
  - Diluted                           85,777      87,476       86,646       89,063

See notes to financial information on page 9.

                                        Page 6
                                  Dow Jones & Company
                                  Segment Information

                                          Quarters Ended         Nine Months Ended
                                            September 30              September 30
(in thousands)                          2001        2000        2001          2000
                                        ----        ----        ----          ----
Revenues:
Print publishing                    $229,280    $327,624  $  840,699    $1,139,502
Electronic publishing                 78,235      82,245     239,895       241,134
Community newspapers                  90,045      90,421     260,960       263,563
                                    --------    --------  ----------    ----------
  Consolidated revenues             $397,560    $500,290  $1,341,554    $1,644,199

Operating income (loss):
Print publishing                    $   (981)   $ 54,785  $   45,822    $  306,083
Electronic publishing                 12,978      11,055      22,960        33,233
Community newspapers                  24,572      24,202      64,109        68,676
Corporate                             (7,902)     (6,775)    (32,809)      (31,311)
                                    --------    --------  ----------    ----------
  Consolidated operating income     $ 28,667    $ 83,267  $  100,082    $  376,681

EBITDA:
Print publishing                    $ 15,719    $ 72,743  $  114,556    $  358,452
Electronic publishing                 18,600      16,622      51,846        50,161
Community newspapers                  28,664      28,512      76,829        81,598
Corporate                             (6,614)     (6,673)    (28,181)      (31,002)
                                    --------   	--------  ----------    ----------
  Consolidated EBITDA               $ 56,369    $111,204  $  215,050    $  459,209

EBITDA Margin:
Print publishing      	                 6.9%       22.2%       13.6%         31.5%
Electronic publishing                   23.8        20.2        21.6          20.8
Community newspapers                    31.8        31.5        29.4          31.0
  All segments                          14.2        22.2        16.0          27.9

See notes to financial information on page 9.

                                        Page 7
                                  Dow Jones & Company
                        Supplemental Segment Revenue Information

                                          Quarters Ended         Nine Months Ended
                                            September 30              September 30
(in thousands)                          2001        2000        2001          2000
                                        ----        ----        ----          ----
Print Publishing:

U.S. Publications:
   Advertising                      $136,604    $222,685  $  539,171    $  809,373
   Circulation and other              67,209      70,569     210,966       224,156

International Publications:
   Advertising                        16,197      23,300      58,814        72,232
   Circulation and other               9,270      11,070      31,748        33,741
                                    --------    --------  ----------    ----------
       Total                         229,280     327,624     840,699     1,139,502

Electronic Publishing:

Dow Jones Newswires:
   Domestic                           48,397      48,745     146,394       142,198
   International                      10,379      10,174      31,395        29,642
                                    --------    --------  ----------    ----------
       Total Newswires                58,776      58,919     177,789       171,840
WSJ.com                                8,795      12,696      27,236        36,349
Dow Jones Indexes                      4,130       3,571      11,763        10,311
Other (a)                              6,534       7,059      23,107        22,634
                                    --------    --------  ----------    ----------
       Total                          78,235      82,245     239,895       241,134

Community Newspapers:

Advertising                           63,453      64,541     184,725       188,907
Circulation and other                 26,592      25,880      76,235        74,656
                                    --------    --------  ----------    ----------
       Total                          90,045      90,421     260,960       263,563

   Total segment revenues           $397,560    $500,290  $1,341,554    $1,644,199


(a)  Includes Reference Services, Radio/Audio and Licensing/Business Development.


See notes to financial information on page 9.

                                        Page 8
                                  Dow Jones & Company
                                Statistical Information

                                          Quarters Ended         Nine Months Ended
                                            September 30              September 30
                                        2001        2000          2001        2000
Advertising Volume
Year-Over-Year Percentage Change:

The Wall Street Journal
   General                             (43.6)%      10.4%        (39.7)%      32.5%
   Financial                           (48.7)      (13.0)        (39.2)       14.5
   Classified                          (19.1)       15.8         (16.4)       15.2
 Total                                 (41.2)        4.5         (36.6)       25.2

The Asian Wall Street Journal          (43.9)       26.7         (21.5)       31.5
The Wall Street Journal Europe         (32.5)        6.6         (24.0)       23.9
Barron's                               (30.2)        0.3         (30.1)       21.1

Ottaway Newspapers
   Daily                                (3.5)        2.9          (3.4)        5.3
   Non-daily                             9.1        (1.8)          5.1         0.9
   Total                                (1.7)        2.2          (2.2)        4.6


Wall Street Journal advertising as a
 percentage of total Journal linage:

   General                              59.3%       61.8%         59.3%       62.4%
   Financial                            20.7        23.7          23.7        24.7
   Classified                           20.0        14.5          17.0        12.9


Other statistics:                                                     September 30
                                                                  2001        2000
                                                                  ----        ----
Dow Jones Newswires terminals                                  326,000     337,000
WSJ.com subscribers                                            609,000     506,000
WSJ.com unique visitors per business day *                     112,000      90,000
WSJ.com average monthly page views per user                        127         149

* The average number of different individuals who accessed at least one page of WSJ.com subscriber-only content over the course of a 24-hour day.

                                        Page 9
                                  Dow Jones & Company
                            Notes to Financial Information


1. The third quarter 2001 included charges to operating income of $1.7 million ($1 million after taxes, or $.01 per diluted share) related to the September 11 World Trade Center Disaster. The charge included temporary relocation related costs and a charitable donation of $1 million to the September 11 Fund, which were partly offset by savings from World Financial Center (WFC) rent abatement.


2. The third quarter 2001 included a $1.2 million ($.7 million after taxes, or $.01 per diluted share) gain relating to the early extinguishment of debt for CNBC Europe. This gain was recorded in Equity in Losses of Associated Companies.


3. The third quarter 2001 included a write-down of $8.8 million, or $.11 per diluted share, from the impairment in the value of the company's investments in Nation Multimedia Group Public Co., a multimedia company in Thailand, and iBEAM Broadcasting Corp., a provider of streaming video services.


4. The third quarter 2001 included a net gain of $8.4 million, or $.10 per diluted share, related to a reserve for a contract guarantee. For the nine months ended September 2001, the company recorded net gains of $18.7 million, or $.21 per diluted share, relating to this matter. In 2000, the company established a reserve for payments that the company may have to make on behalf of Bridge Information Systems in connection with Dow Jones' guarantee of certain minimum payments for data acquired by Dow Jones' former Telerate subsidiary from Cantor Fitzgerald Securities and Market Data Corporation. Dow Jones sold Telerate to Bridge in 1998. Bridge is currently in bankruptcy but made payments for the post-petition periods through the third quarter of 2001, which were partly offset by the amortization of the discount on the contract guarantee. In October 2001, the bankruptcy court granted Bridge's motion to reject Telerate's contracts with Cantor and MDC. As a result of that rejection, Bridge and Telerate will likely no longer be making payments to Cantor and MDC under the agreements. The next quarterly payment is due on November 15.

Cantor and MDC have advised the company that they will file claims seeking these payments from Dow Jones under the contract guarantee. The company has various substantial defenses to these claims. Moreover, Cantor was severely affected by the attack on the World Trade Center and it is not yet clear how that might impact issues relating to Telerate's agreements with Cantor and MDC or the contract guarantee.


5. The second quarter of 2001 included restructuring charges of $17.2 million ($10.4 million after taxes, or $.12 per diluted share) for employee severance related to a workforce reduction and for a technology asset write-down related to WSJ.com. The first quarter of 2001 included restructuring charges of $14.9 million ($9.1 million after taxes, or $.10 per diluted share) for employee severance related to a workforce reduction and for asset write-downs associated with online businesses.

                                   Page 10
                             Dow Jones & Company
                        Notes to Financial Information


6. The first quarter of 2001 included a $2.4 million ($1.6 million after taxes, or $.02 per diluted share) charge to Equity in Losses of Associated Companies for costs related to the shut-down of Work.com, a joint venture with Excite@Home.


7. The third quarter of 2000 included a write-down of $82.3 million, or $.94 per share, from the impairment in the value of the company's investment in Bridge Information Systems, Inc.


8. The second quarter of 2000 included a net gain of $4.8 million, or $.05 per diluted share, from the sale of its minority interest in SportsTicker Enterprises L.P.


9. The second quarter of 2000 included a reversal of a 1998 restructuring charge of $3.2 million ($2.1 million after taxes, or $.02 per diluted share) relating to a favorable disposition of a satellite contract for CNBC Europe. The benefit was recorded in Equity in Losses of Associated Companies.


10. The first quarter of 2000 included a net gain of $9.5 million, or $.10 per diluted share, from the sale of the company's subsidiary, Dow Jones Financial Publishing Corp.


11. The company's business and financial news and information operations are reported in two segments: print publishing and electronic publishing. The results of the company's Ottaway Newspapers subsidiary, which publishes 19 daily newspapers and 17 weekly newspapers in 12 states in the U.S., are reported in the community newspaper segment. Print publishing includes the operations of The Wall Street Journal and its international editions, Barron's and other periodicals, as well as U.S. television operations (results of the company's international television ventures are included in Equity in Losses of Associated Companies). Electronic publishing includes the operations of Dow Jones Newswires, WSJ.com, Dow Jones Indexes and other.

                                   Page 11
                             Dow Jones & Company
                        Notes to Financial Information


12. Restructuring and other special charges included in operating income were as follows:

    (in thousands)                Quarters Ended     Nine Months Ended
                              September 30, 2001    September 30, 2001
                              ------------------    ------------------
    Print publishing                     $   618               $17,497
    Electronic publishing                    102                12,186
    Community newspapers                                           321
    Corporate                              1,000                 3,768
                                         -------               -------
                                         $ 1,720               $33,772

    Excluding restructuring and other special charges, segment operating income was as follows:

    (in thousands)                     Quarters Ended        Nine Months Ended
                                         September 30             September 30
                                      2001       2000          2001       2000
                                      ----       ----          ----       ----
    Print publishing               $  (363)   $54,785      $ 63,319   $306,083
    Electronic publishing           13,080     11,055        35,146     33,233
    Community newspapers            24,572     24,202        64,430     68,676
    Corporate                       (6,902)    (6,775)      (29,041)   (31,311)
                                   -------    -------	     --------   --------
    Consolidated operating income  $30,387    $83,267      $133,854   $376,681

13. EBITDA is computed as operating income excluding depreciation, amortization and restructuring and other special charges.


14. The following table is a summary of 100% of Factiva's results:

    (in thousands)                    Quarters Ended         Nine Months Ended
                                        September 30              September 30
                                    2001        2000          2001        2000
                                    ----        ----          ----        ----
    Revenues                     $63,763     $61,093      $193,418    $179,089
    Operating income               2,139       5,231         8,330       4,312
    EBITDA                         5,548       7,291        18,063      10,472

15. The following table is a summary of 100% of SmartMoney's results:

    (in thousands)                    Quarters Ended         Nine Months Ended
                                        September 30              September 30
                                    2001        2000          2001        2000
                                    ----        ----          ----        ----
    Revenues                     $11,606     $16,038       $37,917    $ 46,561
    Operating loss                (4,860)     (5,140)      (16,549)    (20,166)
    EBITDA                        (4,089)     (4,840)      (14,773)    (19,368)